FINANCIAL STATEMENTS NOTICE

The following financial statements, with report of independent registered public accounting firm, will be included in a filing in April 2007 under Rule 485(b) under the Securities Act of 1933:

Integrity Life Insurance Company Separate Account II:
     Report of Independent Registered Public Accounting Firm
     Statements of Assets and Liabilities as of December 31, 2006
     Statements of Operations for the Year Ended December 31, 2006
     Statements of Changes in Net Assets for the Years Ended December 31, 2006 and 2005
     Notes to Financial Statements

Integrity Life Insurance Company (Depositor):
     Report of Independent Registered Public Accounting Firm
     Balance Sheets (Statutory-Basis) as of December 31, 2006 and 2005 Statements of Operations (Statutory-Basis) for the Years Ended December 31, 2006 and 2005
     Statements of Changes in Capital and Surplus (Statutory-Basis) for the Years Ended December 31, 2006 and 2005
     Statements of Cash Flow (Statutory-Basis) for the Years Ended December 31, 2006 and 2005
     Notes to Financial Statements (Statutory-Basis)

The Western and Southern Life Insurance Company (Guarantor):
     Report of Independent Registered Public Accounting Firm
     Balance Sheets (Statutory-Basis) as of December 31, 2006 and 2005 Statements of Operations (Statutory-Basis) for the Years Ended December 31, 2006 and 2005
     Statements of Changes in Capital and Surplus (Statutory-Basis) for the Years Ended December 31, 2006 and 2005
     Statements of Cash Flow (Statutory-Basis) for the Years Ended December 31, 2006 and 2005
     Notes to Financial Statements (Statutory-Basis)

Further, financial data contained in the prospectus will be updated in the April 2007 485(b) filing, including expense examples, portfolio expenses and Unit Values.